Exhibit 10.16

Confidential treatment requested by the registrant. [***] Information has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Certain identified information has been excluded because it is not material and is of the type the registrant treats as private or confidential. Confidential treatment requested by the registrant. [***] Information has been omitted and filed separately with the U.S. Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Certain identified information has been excluded because it is not material and is of the type the registrant treats as private or confidential.

[***] [***] [***]

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Helium Tolling Agreement

This Helium Tolling Agreement (this "**Agreement**") is made and entered into as of September 1, 2023, by and between **Keyes Helium Company, LLC** ("**KHC**"), and **NEH Midstream LLC**, a limited liability company organized and existing under the laws of Nevada, with an office at 4501 Santa Rosa Drive, Midland, Texas 79707 ("**Customer**").

WHEREAS, Customer has entered into a certain Contract for the Sale and Purchase of Crude Helium with KHC's affiliate, Badger Midstream Energy, LP dated August 25, 2023 **("Helium Sales Agreement")**;

WHEREAS, Customer has entered into other Third-Party contracts for the sale and purchase of Crude Helium and Liquid Helium, and

WHEREAS, Customer desires to receive Tolling Services from KHC in order to convert Crude Helium delivered in Tube Trailers to the KHC Plant or obtained via the Helium Sales Agreement into Liquid Helium and fill it into Containers; and

WHEREAS, KHC has Tolling Capacity available which it desires to use to provide Tolling Services to Customer as further described in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Parties hereby agree as follows:

1. Definitions.

"**Affiliate**" shall mean a company (i) in which a Party owns directly or indirectly 50% or more of the issued and outstanding voting stock or other equity interests; (ii) which owns directly or indirectly 50% or more of the issued and outstanding voting stock or equity interests of a Party; (iii) in which a company described in (ii) owns, directly or indirectly, 50% or more of the issued and outstanding voting stock or other equity interests.

"**Agreement**" has the meaning specified in the preamble.

"**Business Day**" shall mean Monday through Friday, excluding U.S. Federal Banking Holidays, each beginning and ending at 8:00 a.m. Central Standard Time.

"**Calendar Month**" shall mean the period beginning on the first day of the calendar month and ending immediately prior to the commencement of the first day of the next calendar month.

"**Contained Helium**" shall mean the quantity of helium in the Crude Helium gas mixture.

"**Container**" shall mean a forty (40) foot cryogenic ISO container provided by Customer or a designated Third-Party with a nominal capacity of ten thousand (10,000) gallons for the transportation and delivery of Liquid Helium hereunder.

"**CPI**" means the Consumer Price Index for All Urban Consumers (CPI-U), Series ID CUUR0000SA0, U.S. City Average, all items, index base period 1982-1984=100, published monthly by the U.S. Department of Labor in the publication Consumer Price Index, or any successor publication thereto, and which can be found on the U.S. Bureau of Labor Statistics' website here:

https://data.bls.gov/timeseries/CUUR0000SA0?amp%253bdata_tool=XGtable&output_view=data&include_graphs=true

"**Crude Helium**" shall mean the gaseous product which is comprised of at least sixty-five (65) mol percent helium by volume together with other constituents of natural gas.

"**Delivery Point**" shall have the meaning as specified in Article 6 of the Agreement.

"**Depressurization Fee**" shall have the meaning specified in Article 9(b)(iv) of the Agreement.

"**Equity Price**" means the most recent available sale price at which KHC had sold Crude Helium as of a particular date.

"**Force Majeure Event**" shall have the meaning specified in Article 11.1 of the Agreement.

"**Gaseous Helium**" means the element helium in gaseous form, of at least 99.999% purity when measured in the vapor phase and conforming to the Compressed Gas Association Inc. Helium Specification G-9.1 Grade P-2018.

"**Helium Sales Agreement**" has the meaning specified in the preamble.

"**KHC**" has the meaning specified in the preamble.

"**KHC Plant**" shall mean KHC's helium purification and liquefaction facilities located at HCR2 Box 145 Highway 56, Keyes, Oklahoma 73947.

"**Liquid Helium**" means the element helium in liquid form, of at least 99.999% purity when measured in the vapor phase and conforming to the Compressed Gas Association Inc. Helium Specification G-9.1 Grade P-2018.

"**Minimum Tolled Volumes**" shall have the meaning specified in Article 5.7.

"**Monthly Tolled Volumes**" shall have the meaning specified in Article 5.7.

"**MSCF**" shall have the meaning of 1,000 SCF.

"**Party**" shall mean KHC or Customer and "**Parties**" shall mean KHC and Customer.

"**Pound**" shall mean an avoirdupois pound by weight of helium that is equivalent to 94.88 SCF of

helium at 60 degrees Fahrenheit.

"**Slot(s)**" shall mean the delivery period which KHC schedules and delivers a Container of Liquid Helium.

"**Standard Cubic Foot**" or "**SCF**" shall mean the volume of the element helium in the gaseous state contained in one (1) cubic foot of space at a temperature of sixty (60)°F and at an absolute pressure of 14.65 pounds per square inch. As used with reference to Crude Helium, a standard cubic foot means the quantity of Crude Helium which in the vapor phase at the above conditions of temperature and pressure will occupy one (1) cubic foot of space.

"**Taxes**" means any tax, assessment, excise or duty imposed by a government authority on or with respect to the Tolling Services provided under this Agreement.

"**Term**" shall include Primary Term and Extended Term and have the meanings specified in Article 8.1.

"**Third-Party**" shall mean a person who is not a Party or affiliate of a Party to this Agreement.

"**Tolling Capacity**" shall mean KHC's operational liquefaction capacity at the KHC Plant.

"**Tolling Form**" shall mean the template attached to this Agreement in Exhibit 1.

"**Tolling Services**" shall mean the process of purification and liquefaction of Crude Helium to produce Liquid Helium and the filling of such Liquid Helium into Containers.

"**Tolling Allowance**" shall mean KHC Plant shall be allowed a tolling loss allowance of 2.0% of the Contained Helium in the Crude Helium gas mixture quantities delivered to the KHC Plant by Customer. For clarity, KHC Plant will deliver, as Liquid Helium, to Customer 98.0% of the Contained Helium volume delivered to the KHC Plant by Customer. Provided however, in the event the total scheduled tolling volume for all of KHC's customers in any month is less than the Minimum Tolled Volume of 7,500 MSCF, then the Tolling Allowance for any such month shall be 2.5% of the Contained Helium in the Crude Helium gas mixture quantities delivered to the KHC Plant by Customer during such month.

"**Tube Trailer**" shall mean a Type IV composite tube trailer used for the transport of Crude Helium with a maximum operating pressure of approximately 4,000 PSI and a gas volume of approximately 360 MSCF.

"**Customer**" has the meaning specified in the preamble.

2. Scope of the Agreement.

2.1 KHC agrees to accept Crude Helium accompanied by a Certificate of Analysis (COA) (as defined below) and in the form provided in Exhibit 7, for each Tube Trailer delivered by Customer to the KHC Plant, and to provide Tolling Services for such Crude Helium.

Customer agrees to accept delivery of the Liquid Helium resulting from such Tolling Services and to pay KHC in accordance with this Agreement.

2.2 In order for KHC to provide Tolling Services, Customer shall arrange for Crude Helium to be delivered via Tube Trailers in volumes sufficient to fulfill the Slots nominated and confirmed by the Parties.

2.3 KHC shall offer Tolling Capacity to Customer on an excess capacity basis, as further specified in Article 3 of this Agreement.

3. Tolling Capacity.

3.1 KHC shall provide Tolling Services on a firm basis for a volume equivalent to the quantities sold under the Helium Sales Agreement, which is estimated to equate to one (1) Slot every other month, depending on the volumes produced and available for sale **("Firm Tolling Capacity")**.

3.2 During the Term of the Agreement, if and to the extent KHC has additional Tolling Capacity available, KHC may offer, and Customer shall have the right to accept or decline, Tolling Services for such Tolling Capacity according to the terms and conditions set forth in this Agreement.

3.3 In the event that KHC wishes to offer such Tolling Services for such Tolling Capacity to Customer, KHC shall send Customer the Tolling Form indicating the available Tolling Capacity, Slots, and holding period (and further details if necessary) to Customer, and KHC shall reserve the offered Tolling Capacity exclusively for Customer for the holding period set forth in such Tolling Form. Customer has the right to accept all or parts of KHC's offered Tolling Capacity and Slots within the holding period by completing and countersigning the Tolling Form and returning it to KHC, at which point the Tolling Form and Tolling Services shall be a binding commitment for both Parties, and KHC shall accept Crude Helium delivered by Customer and will in turn deliver Liquid Helium to Customer at the Delivery Point, and Customer shall offtake such Liquid Helium and pay for such Tolling Services, subject to and in accordance with Article 9.1 of this Agreement. Notwithstanding the foregoing, if after the delivery by Customer of a countersigned Tolling Form to KHC, KHC is for any reason required to vary the Slots by more than two (2) Business Days, Customer shall have the option to rescind its Tolling Form, in which case for all purposes under this Agreement it shall be treated as though said Tolling Form had never been delivered.

3.4 Customer estimates that it will require Tolling Services for 1,000 – 2,000 MSCF per month of Contained Helium after Customer's Pecos Slope Plant commences operation. The projected start-up date for the Pecos Slope Plant is June 1, 2024. Customer agrees to give first priority to the KHC Plant for Tolling Services when the KHC Plant offers Tolling Capacity and Slots to Customer. During periods when KHC is unable to satisfy Customer's requirements for Tolling Services, Customer shall be free to obtain Tolling Services from Third-Parties. KHC agrees that the provision of Tolling Services to Customer shall have

equal priority to its provision of Tolling Services to its other customers.

4. Specifications.

4.1 Liquid Helium delivered by KHC hereunder shall meet the specifications described in the definition of Liquid Helium in Article 1 of this Agreement.

5. Scheduling.

5.1 No later than the twenty-fifth (25th) day of each month, KHC will notify Customer of known available Slots for the following month.

5.2 Upon receipt of KHC's notifications of known available Slots, Customer will provide KHC with a preliminary schedule including the desired Tolling Services for the upcoming month and KHC shall provide a preliminary schedule with designated Slots with consideration provided to its other firm customers' requests.

5.3 For any Slot requested by Customer and accepted by KHC, KHC shall provide a written confirmation which may be provided via email. Confirmed Slots shall be deemed nominated and agreed between the Parties and shall only be rescheduled with the written consent of both Parties, which may be provided via email.

5.4 Any communication between the Parties that is necessary with regards to scheduling shall occur between KHC and Customer personnel, as further specified in Exhibit 2.

5.5 The precise Business Day and time for each Slot will be communicated by the KHC Plant Manager or Operator directly to Customer personnel or, if agreed between the Parties, to a Third-Party as designated by Customer in accordance with Article 7.9 below, between forty-eight (48) and seventy-two (72) hours before the beginning of each scheduled Slot. KHC shall use commercially reasonable efforts to complete the Tolling Services within seventy-two (72) hours for the respective Slot.

5.6 Additional adjustments to the schedule will be made upon request by either of the Parties on a best-efforts basis.

5.7 For KHC's Plant to operate most efficiently, a minimum volume estimated to be 7.5 million SCF per Calendar Month must be tolled at the KHC Plant ("**Minimum Tolled Volumes**"). In the event that the sum of (i) Tolling Services volumes provided under this Agreement each Calendar Month ("**Monthly Tolled Volumes**") and (ii) those volumes nominated by Third-Parties during the same Calendar Month, as nominated to KHC by the last day of the month prior to the beginning of each Calendar Month, is less than the Minimum Tolled Volumes, KHC shall notify Customer of such circumstances. In such event, Customer has the option at its sole discretion to increase the Monthly Tolled Volumes, in which case KHC commits to provide Tolling Services to Customer for such modified Monthly Tolled Volumes.

5.8 KHC shall not be obligated to provide Tolling Services and deliver Liquid Helium until such time Customer has delivered an equivalent quantity of Contained Helium to the KHC Plant. For the sake of clarity, one Container load of Liquid Helium shall be assumed to contain 980 MSCF of helium. After taking the Tolling Allowance into account (and assuming KHC is tolling in excess of 7,500 Mcf), Customer will be required to deliver, 1,000 MSCF of Contained Helium to the KHC Plant before KHC will be required to fill a Container for Delivery of Liquid Helium to Customer hereunder.

6. Delivery Point, Title and Risk.

6.1 Unless otherwise agreed by the Parties, Customer shall receive in Containers all of the Liquid Helium at the Keyes Helium Plant located at HCR2 Box 145 Highway 56, Keyes, Oklahoma 73947 (the "**KHC Plant**").

6.2 For Crude Helium delivered to the KHC Plant via Customer's Tube Trailers, KHC will use commercially reasonable effort to empty Customer's Tube Trailers promptly after their arrival at, the KHC Plant. Using a Gaseous Volume Calculation Program, KHC shall calculate the quantity, in MSCF, of Contained Helium in such Tube Trailer using the Gaseous Volume Calculation Spreadsheet provided in Exhibit 3 (which, for the avoidance of doubt, shall be in accordance with the calculation method described in Article 7.6), along with the COA and Tube Trailer Capacity Data provided by Customer. KHC will complete the specified Tube Trailer Unload Sheet in Exhibit 4 and provide a copy to Customer within forty-eight (48) hours after the Crude Helium has been delivered. For the avoidance of doubt, the title to all Contained Helium within the Crude Helium gas mixture remains with Customer at all times. However, risk of loss of Contained Helium shall be with KHC from the time Customer's Tube Trailer is disconnected from Customer's transportation carrier's tractor at the KHC Plant until the Delivery Point for Liquid Helium specified in Section 6.5.

6.3 For Crude Helium delivered to the KHC Plant via Customer's Tube Trailers, KHC will track the quantity of Contained Helium delivered to the KHC Plant by Customer using the Volume Calculation Spreadsheet described in 6.2 and in the form provided in Exhibit 3 and the quantity of Liquid Helium delivered to Customer at the KHC Plant, and provide a monthly report ("**Volume Tracking Report**") to Customer no later than the tenth (10th) day of the following calendar month showing (i) the beginning of month balance of Helium, (ii) the quantity of Contained Helium delivered to the KHC Plant by Customer during the month, providing quantity delivered in each individual Tube Trailer unit, (iii) the quantity of Liquid Helium delivered by KHC during the month, providing quantity filled into each individual Container adjusted for the applicable Tolling Allowance, and (iv) the end of month balance of Helium owed to and by Customer (any such amount, a "**Helium Imbalance**"). The Parties shall use commercially reasonable efforts to limit any Helium Imbalance at the end of each month to 1,000 MSCF.

6.4 If, at any point during the Term the KHC Plant is unavailable or inaccessible and has been non-operational for ninety (90) calendar days or more, and if there is a Helium Imbalance in the form of an excess of Helium owed from KHC to Customer hereunder,

Customer shall have the option to, direct KHC to purchase the Helium Imbalance from Customer at the Equity Price as of the date of Customer's election (which amount KHC shall disclose to Customer upon Customer's request prior to Customer's confirming Customer's intention to make any election under this Article 6.4).

6.5 KHC shall (after performing Tolling Services) deliver Liquid Helium to Customer at the KHC Plant. A sample of the Container Fill Sheet KHC will use in connection with the provision of its Tolling Services is attached as Exhibit 5. Risk of loss of Liquid Helium shall pass to Customer upon completion of filling the Liquid Helium in a safe manner when Customer's transportation carrier's tractor is hooked up to the Container at the KHC Plant ("**Delivery Point**").

6.6 Crude Helium purchased by Customer pursuant to the Helium Sales Agreement shall be held in KHC's BLM Crude Helium storage account on behalf of Customer ("**Customer's Crude Helium Inventory**") until it is Tolled by KHC, at which time Customer's Crude Helium Inventory will be reduced by the quantity of Liquid Helium delivered, plus the applicable Tolling Allowance.

7. Equipment.

7.1 Customer, or such Third-Party as designated by Customer in accordance with Article 7.9 below, shall provide Containers or Tube Trailers, as applicable, and shall be responsible for transporting such Containers or Tube Trailers to and from the KHC Plant for unloading in respect of Tube Trailers and for filling by KHC in respect of Containers.

7.2 Customer shall at its expense, maintain adequate and extended insurance coverage on the Containers and Tube Trailers.

Customer's Containers and Tube Trailers routinely moving off and on the KHC Plant site are in Customer's custody and control. Containers and Tube Trailers that are in control of a Third-Party, which routinely are moving off and on the KHC Plant site are in such Third-Party's custody and control, and such movement is at Customer's expense. As between Customer and KHC, Customer assumes all risks of loss or damage to the aforementioned Containers and Tube Trailers, whether or not they are in Customer or a Third-Party's control. Subject to the limitations in this Agreement (including in Article 14.3), (a) Customer shall be liable to KHC for any documented out-of-pocket damages to KHC's real property or equipment directly arising from Customer's or Third-Party's gross negligence up to \$1,000,000.00 in the aggregate over the entire Term of this Agreement, except for any loss or damage caused by KHC's negligence, and (b) KHC shall be liable to Customer for any out-of-pocket damages to Customer's Containers, Tube Trailers or equipment directly arising from KHC's gross negligence up to \$1,000,000.00 in the aggregate over the entire Term of this Agreement, except for any loss or damage caused by Customer's or Customer's third-party contractor's negligence.

7.3 Customer acknowledges that the KHC Plant is and will, at all times, remain the exclusive property of KHC.

7.4 KHC shall at its expense provide and maintain throughout the Term a safe site acceptable to Customer and its designated Third-Party(ies), including piping system in accordance with all applicable legal and safety requirements; fencing and security measures to ensure continuous protection; access and parking for Customer's and its Third-Party's vehicles; lighting and power; access to the KHC Plant for Customer's and its Third-Party's representatives and vehicles upon proper notifications; and all required permits and licenses required to operate the KHC Plant.

7.5 Liquid Helium Measurement. KHC shall, using scales at the KHC Plant normally used for such purpose, weigh each Container provided by Customer or its Third Party for the transportation of Liquid Helium immediately before and after filling the Container, each such weighing to occur under identical conditions and with full nitrogen shields. KHC shall convert the calculated quantity, by weight, of Liquid Helium to Standard Cubic Feet.

7.6 Gaseous Helium Measurement. KHC will calculate the quantity of Crude Helium and Contained Helium in the Tube Trailers utilized to deliver Crude Helium to the KHC Plant utilizing the COA for such Tube Trailer via the PVT method (pressure, volume, temperature) and advise Customer, or its designated representative, of the results, by electronic mail, within twenty-four (24) hours of the delivery of each full Tube Trailer to the KHC Plant, unless such Tube Trailer arrives on a Friday, in which case the analysis will be electronically mailed to Customer, or its designated representative, no later than the close of business the following Monday. KHC shall calculate the quantity, in SCF, of Gaseous Helium and Contained Helium in such Tube Trailer using U.S. Bureau of Mines Information Circular 5845 titled Compressibility Factors for Helium-Nitrogen Mixtures and U.S. Bureau of Mines Information Circular 8367 titled Computing Volume of Helium in Cylindrical Steel Containers at 10 to 10,000 PSIA.

7.7 KHC may refuse to fill any Containers provided by Customer or its Third-Party which do not meet minimum requirements under Federal, State, or local statutes, laws, or regulations for safe filling, storage, or transportation of Liquid Helium, or which arrive at the KHC Plant and are either warmer than minus 298 degrees Fahrenheit or with contaminants greater than 399 ppm.

7.8 KHC is responsible for complying with all hazardous materials requirements within its plant, and, upon provision of a Container at the KHC Plant in accordance with this Article 7, KHC shall arrange for: (i) the preparation of a written report indicating any visible anomalies as to the Container; (ii) the Container's shielding reservoirs to be filled with liquid nitrogen at the price described in Article 8.5(b)(i), per Container; (iii) a sample of helium gas be taken from the Container's internal helium tank prior to the time that the Container is filled; and (iv) the inside temperature of the Container to be taken prior to the time that the Container is filled. If the helium sample fails to conform to the standards set forth in this Article 7, then KHC shall have the Container purged at the applicable price described in Article 9.2(b)(iii) to such extent necessary to bring the content of the Container into conformity with those standards set forth in this Article 7. If the temperature inside the Container is 20 K or above, then KHC shall have the Container cooled down at the

applicable price described in Article 9.2(b)(ii). If the Container needs to be depressurized, KHC shall depressurize the Container at the applicable price described in Article 9.2(b)(iv). KHC shall provide a Certificate of Conformance for each load of Liquid Helium and, upon Customer's request, shall provide a Certificate of Analysis (COA) providing specification details with analytical results (including, for example, STD, DL, Inspection method, etc.).

7.9 Customer reserves the right to use a Third-Party to fulfill its obligations under this Article 7. In case Customer engages a Third-Party to carry out the transport of Liquid Helium from the Delivery Point, Customer shall ensure that said Third-Party maintains, at its own or Customer's expense, adequate and extended insurance coverage on the Containers.

7.10 KHC agrees to following Customer's Trailer Unloading Procedure provided in Exhibit 6 [If provided].

8. Term and Termination

8.1 Term. This Agreement shall be effective beginning June 1, 2024 ("**Commencement Date**"), and shall remain in effect for a period of five (5) years from the Commencement Date (the "**Primary Term**"), and shall automatically renew for additional five (5) year periods thereafter, unless terminated by either Party after the Primary Term of the end of any extension period upon six (6) months prior written notice (the "**Extended Term**").

8.2 Between January 1, 2027 through March 31, 2027, Customer shall have the right to solicit proposals from third-parties to provide Tolling Services under terms and conditions comparable to those applicable hereunder from the start of the fourth (4th) contract year. In the event that Customer receives a bona fide, firm written third-party offer to provide Tolling Services from a reputable provider of Tolling Services for a lower price (including losses and other fees) than the price that would be applicable pursuant to Section 9.1 hereunder, Customer shall present details of the third-party offer to Company in writing no later than March 31, 2027. Company shall then have ten (10) days to notify Customer as to whether it will i) match the price included in the third-party offer, or ii) release Customer from its obligations to purchase Tolling Services hereunder effective June 1, 2027.

8.3 In the event that KHC is unable to i) provide Tolling Services to Customer for a period of three (3) consecutive months, or ii) KHC is unable to provide Tolling Services during at least eight (8) months during any contract year, for any reason, including Force Majeure, Customer shall have the right to terminate this Agreement by giving KHC written notice.

8.4 In the event that the Commencement Date has not occurred by September 30, 2024, KHC shall have the right to terminate the Agreement by giving Customer thirty (30) days prior written notice.

8.5 End-of-Term Helium Imbalance. If, upon the expiration of this Agreement at the end of the Term or upon termination of this Agreement in accordance with the terms hereof, there is a Helium Imbalance in the form of an excess of Helium owed from KHC to Customer

hereunder on the termination date, Customer shall have the option to, at Customer's election, (a) request that KHC continue providing Tolling Services for an additional period, the maximum duration of which shall be the greater of thirty (30) calendar days or such longer period as may be mutually agreed between KHC and Customer, so as to enable Customer to deliver sufficient Contained Helium for processing such that KHC would be able to deliver a filled Container of Liquid Helium to Customer hereunder, in which case KHC's obligations under this Agreement shall expire upon delivery of such Container, or (b) direct KHC to purchase the Helium Imbalance from Customer at the Equity Price as of the date of Customer's election (which amount KHC shall disclose to Customer upon Customer's request prior to Customer's confirming Customer's intention to make any election under this Article 8.1). If there is a Helium Imbalance owed to KHC from Customer, Customer agrees to purchase the Helium Imbalance from KHC at the Equity Price as of the date of Customer's election (which amount KHC shall disclose to Customer upon Customer's request prior to Customer's confirming Customer's intention to make any election under this Article 8.1).

9. Prices, Charges and Taxes.

9.1 Prices and Charges. Customer shall pay the following price and charges to KHC for Tolling Services provided under this Agreement:

(a) The price for Tolling Services provided under the Agreement shall be [***] through December 31, 2024. Effective January 1, 2025 and each January 1st thereafter, such price shall be subject to annual adjustment by the same percentage as the annual percentage change in the CPI from the CPI applicable to the month of December ending twelve (12) months prior to the effective date of the price adjustment to the CPI for the month of December immediately preceding the relevant January 1st price adjustment date; provided, however, that the price for Tolling Services shall never be less than the price prior to the CPI adjustment.

(b) In addition to the price for Tolling Services, KHC may charge Customer the following charges, if and when applicable, and subject to change based on the underlying price of Nitrogen purchased or produced by KHC,

(i) Filling of nitrogen reservoir: [***] per Container filled.

(ii) Cooling:

(A) No Cool Down fee will be assessed for Containers with an inside temperature of minus 420° Fahrenheit or lower at the time of fill.

(B) $2,660 for Containers arriving with an inside temperature of minus 315° Fahrenheit or lower;

(C) $[***] for Containers arriving with inside temperature of minus 314° Fahrenheit to minus 298 Fahrenheit;

(iii) Purging of Container.

(A) $4[***] / Container, if contamination is between 40 ppm and 399 ppm.

(B) If contamination is 400 ppm or higher, the container will be rejected.

(iv) Depressurization Fee: Refer to chart below.

	Depressurization Fee					
	Temperature at Start of Filling					
Temperature	K	<=10	<=15	<=20	<=30	>30
Pressure (psig)	<=20	[***]	[***]	[***]	[***]	[***]
	>20	[***]	[***]	[***]	[***]	[***]
	>30	[***]	[***]	[***]	[***]	[***]
	>40	$ [***]	[***]5	[***]	[***]	[***]
	>50	[***]	[***]0	[***]	[***]	[***]
	>60	[***]	[***]	[***]	[***]	[***]

c) Nitrogen Blending Fee: A Nitrogen Blending Fee of $15.00 per MCF will be assessed upon the installation of a Nitrogen Blending System by K[***]r the Commencement Date hereof, whichever occurs later. Such fee shall be adjusted by CPI annually, commencing January 1, 2025, similar to the Tolling Fee.

9.2 Certificate of Analysis ("**COA**"). Upon Customer's request, KHC shall provide a COA to Customer at a cost of $800 per COA.
[***]

9.3 Helium Carry-over Fees. In the event that KHC Plant is unavailable or inaccessible at the time of delivery of any Contained Helium thereto, KHC shall notify Customer of such event prior to taking delivery of any Contained Helium. Customer shall have the option to either i) elect to deliver Contained Helium for storage in KHC's storage account or ii) elect to leave Contained Helium in the Trailer until which time the KHC Plant is operational and Contained Helium will not be delivered to KHC's storage account. To the extent that Customer elects to store Contained Helium in KHC's storage account with the Bureau of Land Management of the U.S. Department of the Interior ("**BLM**"), and so storing such Contained Helium would require the payment by KHC of any additional "Storage Fees" (within the meaning of Article IV 4.1(c) of the 2021 Contract for the Storage and Delivery of Helium as published by BLM on its website), KHC shall notify Customer of that fact and the amount of such fees, in which case Customer shall reimburse KHC for the cost of any portion of any Storage Fees attributable to the storage of such Contained Helium. The due date for any such reimbursement payments shall be no later than thirty (30) Business Days after receipt of such invoice, provided that KHC provides, as reasonably required by Customer, sufficient evidence of the amount owed.

9.4 Taxes. KHC shall pay all property taxes, property fees, property assessments, including the

costs of acquiring and maintaining any permits or licenses that are imposed by or payable to any governmental authority based on the equipment for the production, supply, transport, handling, measurement, and delivery equipment for delivery of Crude Helium to Customer hereunder. Customer shall pay all similar taxes on its Tube Trailers and on any storage containers on its Tube Trailers.

9.5 BLM Transportation Fee. Buyer shall be responsible for fees assessed by the BLM for the removal of Crude Helium from Customer's Crude Helium Inventory at the time that Tolling Services are provided for such Crude Helium.

10. Billing and Payment.

KHC shall invoice Customer for the Tolling Services provided upon the completion of filling of each Container for Customer. Payments shall be made by wire transfer pursuant to the instructions specified on KHC's invoice to Customer net fifteen (15) days from the date of the invoice. All invoices will be itemized and include all relevant supporting documents including weight tickets and KHC's Fill Sheet. Past due amounts shall accrue interest from the due date until paid on a monthly basis at a rate equal to the lesser of the commercial prime rate, as published in the Wall Street Journal on the first Monday of every month, plus 3.0%, or the maximum rate allowed by law.

KHC's bank information details are as follows:

Badger Midstream Energy, LP
Woodforest National Bank
ABA Routing No.: 113008465
Account No.: 1312041286

11. Force Majeure.

11.1 Force Majeure Event. Neither Party shall be liable to the other for failure on its part to perform any of the terms or provisions of the Agreement (other than the obligation to pay money when due for prior performance) due to acts of God, inclement weather, storms, lightning, floods, washouts, earthquakes, breakage or freezing of wells or lines of pipe or equipment, partial or entire failure of wells or sources of supply of gas; strikes and other labor disputes, labor shortages, lockouts, or other industrial disturbances; fires; acts of the public enemy; wars; equipment failures; riots; demonstrations; sabotage; pandemic; laws, ordinances, rules, regulations, standards or decrees of governmental or other authorities, whether valid or invalid (including, without limitation, import or export prohibitions or priorities, requisitions, allocations and price adjustment restrictions); interruption or unavoidable delay in transportation; extraordinary failure of production or refining equipment or apparatus if such failure is due to an event described in Article 11.1(i)-(iii); inability to obtain electricity or other type of energy, raw material, or labor if such inability is due to an event described in Article 11.1(i)-(iii); or any other similar or dissimilar occurrence not within the control of the Party claiming suspension ("**Force Majeure**

Event"). A Force Majeure Event does not include an event resulting from economic hardship or business or economy downturn.

11.2 Notice. The Party experiencing the Force Majeure Event shall provide prompt notice via telephone to the other Party followed up by written notice to the other Party within two (2) Business Days. Such notice shall include a brief description of the events or circumstances giving rise to the Force Majeure Event and an estimate of the anticipated duration of the period of suspension of performance hereunder. No later than five (5) working Days after the cessation of any such events or circumstances constituting the Force Majeure Event, the Party that asserted the same shall give the other Party notice of the date of such cessation.

12. Default.

Subject to the provisions of Article 11, if either Party (i) fails to perform or fulfill, at any time, and in the manner herein provided, any material obligation or condition required to be performed or fulfilled by such Party hereunder, and fails to remedy such default within thirty (30) days after written notice from the non-defaulting Party; (ii) becomes financially insolvent; (iii) makes a general assignment for the benefit of creditors; (iv) shall have any proceeding brought by or against it seeking any reorganization, rearrangement, composition, readjustment, liquidation, dissolution, or similar relief, under the present or any future bankruptcy act or under any other applicable or similar statute, law or regulation in or outside the United States; or (v) shall have any proceeding brought seeking the appointment of a receiver or similar officer of the court with respect to such Party's business, then, the non-defaulting Party shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments and/or to terminate, accelerate, and liquidate this Agreement upon providing notice to the defaulting Party. Any termination of this Agreement pursuant to this Article shall be in addition to and shall not be exclusive of or prejudicial to, any other rights or remedies at law or in equity which the non-defaulting Party may have on account of the default of the defaulting Party.

13. Warranties.

13.1 Customer warrants to KHC that (i) Customer shall have good title to and the right to deliver the Crude Helium to KHC and that the same shall be delivered free of all encumbrances, and (ii) Customer will comply with all applicable laws, rules, regulations, orders and other requirements of any governmental authority in its performance of this Agreement. CUSTOMER MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13.2 KHC warrants that (i) all Liquid Helium delivered to Customer shall meet the specifications set forth in Article 4 upon delivery to Customer, (ii) at the Delivery Point, Customer will receive Liquid Helium free and clear of all encumbrances, (iii) all Tolling Services provided hereunder shall be provided in a good and workmanlike manner and in accordance with the best industry practices, and (iv) that KHC will comply with all

applicable laws, rules, regulations, orders and other requirements of any governmental authority in its performance of this Agreement. KHC MAKES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14. Indemnification and Damage Limitations.

14.1 Indemnification. If there is any injury (including death), loss or damage to the person or property of any Third-Party (including employees of either Party), then, subject to any limitations set forth in this Agreement, each Party agrees to indemnify the other Party to the extent of the indemnifying Party's negligence.

14.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL PUNITIVE OR SPECIAL DAMAGES UNDER THIS AGREEMENT, EVEN IF FORESEEABLE. THE LIMITATIONS CONTAINED IN THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE CLAIM FOR DAMAGES IS BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, TORT OR OTHERWISE, AND SHALL APPLY EVEN WHERE SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART, BY THE NEGLIGENCE, GROSS NEGLIGENCE OR ACTS AND OMISSIONS OF THE PARTY CLAIMING DAMAGES OR THE PARTY FROM WHOM DAMAGES ARE SOUGHT. THE PROVISIONS GOVERNING DAMAGE LIMITATIONS AND INDEMNITY SET FORTH IN THIS AGREEMENT SHALL SURVIVE EXPIRATION, TERMINATION, OR CANCELLATION OF THIS AGREEMENT.

14.3 Liability Cap. Except as otherwise provided herein, each Party's liability to the other Party for any damages accruing under this Agreement, howsoever occurring, is limited to a maximum of $2,000,000.00 in the aggregate over the Term of this Agreement.

15. Compliance with Laws.

KHC shall conform to the Contract for the Storage and Delivery of Helium between KHC and the United States of America and to all laws, ordinances, rules and regulations now in force or hereafter adopted which relate to and/or have jurisdiction over the purchase, storage or use of the helium, and all other aspects of KHC's operations, including any applicable licensing, permitting and registration obligations. Customer shall conform to all laws, ordinances, rules and regulations now in force or hereafter adopted which relate to and/or have jurisdiction over the production or sale of the helium and all other aspects of Customer's operations. KHC shall obtain all permits, licenses and consents required by such laws, ordinances, rules and regulations.

16. General Provisions.

16.1 Choice of Law; Jurisdiction. The laws of the state of Texas shall govern the Agreement, without regard to its choice of law provisions. Each Party irrevocably agrees to the non-

exclusive jurisdiction of the courts of the State of Texas and the United States District Court located in Harris County and waives any objection which it may have at any time to the laying of venue of any court proceedings brought in any such court in respect of a dispute under this Agreement. **EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING FROM A DISPUTE UNDER THIS AGREEMENT.**

16.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16.3 Entire Agreement. This Agreement contains all of the terms and conditions between the Parties with respect to the subject matter. All changes, alterations or modifications of this Agreement shall be made in writing and signed by an authorized representative of the Parties. Except as expressly provided herein, there are no representations, warranties, promises or inducements made by the Parties with respect to the subject matter of this Agreement. Both Parties agree to sign all documents and do all things necessary or appropriate, in a timely manner, to give effect to the intent of this Agreement.

16.4 Amendments. Any modifications of this Agreement must be in writing, signed by both Parties and dated provided, however, KHC shall not require waiver or release of any personal right or execution of any document that conflicts with this Agreement or provides for additional obligations of the Parties from Customer's employees, subcontractors or representatives in connection with Customer's entry onto the premises of KHC and KHC agrees that no such release, waiver or document shall be binding, if executed by KHC's employee, subcontractor or representative. The Parties expressly agree that terms and conditions of this Agreement may not be modified, supplemented, or amended by electronic means.

16.5 Notices. All notices shall be in writing. All notices may be sent by prepaid mail, facsimile or e- mail. If notices are sent by mail, the notices shall be sent to the mailing address for the Party set forth below or any substitute mailing address the Party may provide to the other by notice hereunder. Notice shall be considered to be given on the date it is sent by prepaid mail or, if otherwise delivered, on the date of delivery.

Keyes Helium Company, LLC
910 Louisiana, Suite 2400
Houston, TX 77002
Attn: President
Email: charper@camstex.com

Customer
NEH Midstream LLC
4501 Santa Rosa Drive
Midland, Texas 79707
Attn: E. Will Gray
Chief Executive Officer
Email: will@neweraheliurn.com

16.6 No Waiver. The waiver or failure to exercise any right granted hereunder by either Party of any of its rights under this Agreement shall not be construed as constituting a precedent.

16.7 Assignment. KHC and Customer must receive the other Party's prior written consent to assign this Agreement. This Agreement shall be binding on and inure to the benefit of, the Parties and their successors and assigns. Neither Party shall unreasonably withhold or delay approval of a proposed assignment. Notwithstanding the foregoing, either Party may assign its interest under this Agreement to an Affiliate or any entity which shall succeed, by purchase, merger or consolidation, to substantially all of the assets used in the performance of this Agreement, without thereby relieving the assigning Party of its obligations under this Agreement, without first obtaining the non-assigning Party's consent. In the event of any such assignment, the assignee or successor shall be entitled to the rights and shall be subject to the obligations of its predecessor.

16.8 Headings. The captions, titles, and headings used in this Agreement are intended for convenience only and shall not be used for purposes of construction or interpretation.

16.9 Confidentiality. This Agreement (and any information provided by one Party to the other in furtherance of this Agreement, including procedures for operation of a Party's facilities, whether or not marked "Confidential") and any other materials marked "Confidential" will be kept confidential by the Parties.

16.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

16.11 Responsible Business Conduct. In connection with this Agreement, each Party commits to advance sustainable, effective solutions that address the risks of climate change and to follow its own respective standards of business conduct.

[Signature Page Follows]

IN WITNESS THEREOF, the Parties are executing this Agreement in duplicate originals as of the date first noted above.

KEYES HELIUM COMPANY, LLC

By:____________________________
Name: W. Colin Harper
Title: President

NEH MIDSTREAM LLC

By:____________________________
Name: E. Will Gray
Title: Chief Executive Officer

Exhibit 1:

Tolling Form for Tolling Capacity

Estimated Tolling Capacity available [MCF] ____________________

Available date(s): ____

KHC confirms that it will reserve the above Tolling Capacity and the available date(s) exclusively to Customer until __________ [date]. ("**Holding Period**") Once confirmed by Customer below, such nomination shall be firm and since KHC shall be reserving such capacity for Customer, it shall be imperative that Customer toll and/or pay for such capacity. For the sake of clarity, Customer's minimum payment for such Holding Period shall be the Accepted Tolling Capacity provided below, times the then current price for Tolling Services provided in 9.1(a).

____

Date, signature [KHC]

Customer confirms that it accepts the following Tolling Capacity and dates:

Accepted Tolling Capacity [MCF]: ____________________________

Accepted date(s): ____

____

Date, signature [Customer]

Return completed form to:

Keyes Helium Company
Attn:
E-mail:

Exhibit 2:

Keyes Plant Manager:

Tim Lawrence
trl@badgermidstream.com
Plant Phone: 580.546.7523

Keyes Commercial Representative:

Brady Anderson
banderson@camstex.com
Office: 713.358.9750
Cell: 713.876.2723

Customer Commercial Representative:

Ordering and Delivery:

[TO BE ADDED POST FINALIZING THE AGREEMENT]

All Other Matters:
E. Will Gray
will@neweraheliun.com
Cell: +1 (832) 270-6479

Exhibit 3

Gaseous Volume Calculation Spreadsheet

VOLUME CALCULATION SPREADSHEET

Do not enter data into these columns

DATE	TIME	W.V.	Temp (F)	Press (psig)	Comp Factor	TT Volume Remaining (SCF)	Total Decanted Volume (SCF)	Volume (SCF) / Hour	COMMENTS
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	
					1.000567198	0	-	-	

Exhibit 4:

Exhibit 4

Sample - Tube Trailer Unloading

Trailer Number: ______

Customer: ______

Date In:		Time In:	
Date Out:		Time Out:	

<u>Initial Arrival Gas Volume</u>		<u>Residual Gas Volume</u>	
Temperature of Cylinder (F):		Temperature of Cylinder (F):	
Pressure of Cylinder (psi):		Pressure of Cylinder (psi):	
Barometric Pressure (psi):		Barometric Pressure (psi):	
Cylinder Water Volume (gallons):		Cylinder Water Volume (Scf):	
Helium Volume on Arrival (Mcf):		Residual Helium Volume (Mcf):	

Net Gas Unloaded (Mcf): ______

Helium Purity (%): ______

Total Helium Unloaded (Mcf): ______

Comments:

Exhibit 5:

Sample Container Fill Sheet

INDUSTRIAL PURITY HELIUM (LIQUID)
KEYES HELIUM COMPANY, LLC

UNIT NO. ______________ CHASSIS NO. ________________________ DATE ________________

WARM/EMPTY ____

TARE ____

LIN SHIELD ____

FULL HELIUM ____

GROSS ____

GROSS HELIUM ____

REAR AXLE ____

SCHEDULE		ARRIVAL	DEPARTURE	ACTUAL		ARRIVAL	DEPARTURE
	DATE:				DATE:		
	TIME:				TIME:		

PRESSURE:	PSIG:			COMMENTS		
TEMPERATURE:	K:					
IMPURITY	MAX	RECEIVED	FULL		YES	NO
WATER (DEW POINT)	0.5 ppm	NOTE #1	NOTE #1	PURGE REQUIRED	______	______
OXYGEN (O_2)	1.0 ppm			COOL DOWN	______	______
NEON (Na)	1.0 ppm					
HYDROGEN (H_2)	1.0 ppm					
CARBON MONOXIDE (CO)	1.0 ppm					
ARGON (AR)	1.0 ppm			NOTE: 1. Moisture content of a cryogenic liquid is guaranteed based on its low solubility of water,		
METHANE (CH_4)	0.5 ppm					
NITROGEN (N_2)	5.0 ppm					
CARBON DIOXIDE (CO_2)	1.0 ppm					
TOTAL IMPURITIES	10.0 ppm					

SIGNATURES: PLANT: ________________________ DRIVER: ________________________

DESTINATION: ____

Exhibit 6:

Customer's Trailer Unloading Procedures
(If Provided)

Exhibit 7

Certificate of Analysis (COA)

INSERT COMPANY INFORMATION

Tube Trailer
2.2 UN1046, HELIUM, COMPRESSED, 2.2 DOT - SP - 12184

INSERT COMPANY NAME Ticket Number	**Customer**	**Trailer #**
	Arrival	**Departure**
Date		
Trailer Pressure		
Trailer Temp (F)		
Volume on Trailer		
Volume Picked Up		
Driver Pressure Check		
Driver Temp Check		

IMPURITIES, vppm NA = Not Analyzed; ND = Not Detected; NR - Not Registered

	Arrival	**Departure**
Helium		
Methane		
C3+		
Carbon Dioxide		
Neon		
Argon		
Oxygen		
Carbon Monoxide		
Hydrogen		
Water		
Nitrogen		
Hydrogen Sulfide		

INSERT COMPANY NAME Operator Signature

INSERT COMPANY NAME

HELIUM 1
CAS #7440-59-7
WARNING!
ASPHYXIANT
MATERIAL REDUCES OXYGEN AVAILABLE FOR BREATHING
PROLONGED CONTACT MAY CAUSE FROSTBITE

FOR MORE INFORMATION, READ SDS

Carrier signature hereby certifies that the cargo tank supplied for this shipment is an authorized container and in proper condition for the transportation of the commodity tendered. Received subject to contract in effect on the date of issuance hereof. INSERT COMPANY NAME signature is to certify that the above named materials are properly classified, described, packaged, marked and labeled and are in proper condition for transportation according to the applicable regulations of the DOT.